UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Eco-Stim Energy Solutions, Inc.

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ECO-STIM ENERGY SOLUTIONS, INC.
2930 W. Sam Houston Pkwy N., Suite 275,
Houston, Texas 77043

SUPPLEMENT TO PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS

The following information (this “Supplement”), dated June 8, 2017, clarifies information previously provided in the Proxy Statement (the “Proxy Statement”) for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Eco-Stim Energy Solutions, Inc. to be held on June 15, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2017.

In this Supplement, references to “EcoStim,” “Eco-Stim,” the “Company,” “we,” “us,” “our” and similar expressions refer to Eco-Stim Energy Solutions, Inc., unless the context of a particular reference provides otherwise.

SUPPLEMENTAL DISCLOSURE

The purpose of this supplement (the “Supplement”) is to explain that, as clarified in the Second Amendment to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan (the “Plan”), only awards granted under the Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) are subject to the 200,000 share limitation and $1,000,000 compensation limitation described in Proposal Four and Proposal Five of the Proxy Statement. This edit is being made to clarify the intended scope of certain limitations set forth in the Plan.

Specifically, with respect to Proposal Four, the fourth sentence of the first paragraph under the caption “Description of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan‒Shares Subject to the Long Term Incentive Plan” is hereby clarified as follows (with the clarification shown in bold underline): “Specifically, solely with respect to Awards that are intended to qualify as “performance-based” compensation under Section 162(m): (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000 shares….”

With respect to Proposal Five, the second sentence of the paragraph under the caption “MAXIMUM AMOUNTS OF COMPENSATION” is hereby clarified as follows (with the clarification shown in bold underline): “Specifically, solely with respect to Awards that are intended to qualify as “performance-based” compensation under Section 162(m): (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000….”

Please see Appendix A for a revised Second Amendment to the Plan, which includes the foregoing clarification.

With respect to compensation that is potentially subject to the Section 162(m) deductibility limitation, the Company reserves the right to grant Awards under the Plan that do not qualify as “performance-based” compensation under Section 162(m), including Awards that exceed the 200,000 share limitation and $1,000,000 compensation limitation described above, when the Compensation Committee of the Board of Directors of the Company, in its sole discretion, believes that such Awards are appropriate and in the best interests of the Company’s stockholders.

Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 15, 2017:

A COPY OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT, THIS SUPPLEMENT, THE FORM OF PROXY AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, ARE AVAILABLE FREE OF CHARGE AT www.ecostim-es.com IN THE “SEC FILINGS” SUBSECTION OF THE “INVESTORS” SECTION.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including the financial statements and the financial statement schedules, if any, but not including exhibits), has been mailed with the Proxy Statement. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, Attn: Secretary, or by email at investorrelations@ecostim-es.com.

Appendix A

SECOND AMENDMENT TO THE

ECO-STIM ENERGY SOLUTIONS, INC.

2015 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), is made by Eco-Stim Energy Solutions, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Paragraph XIII of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, except that any amendment to increase the number of shares of common stock of the Company (the “Shares”) that may be issued under the Plan must be approved by the stockholders of the Company; and

WHEREAS, the Board now desires to amend the Plan to increase the number of Shares available for awards under the Plan by 5,000,000 Shares (prior to giving effect to any stock split that is approved by the stockholders of the Company), subject to approval by the stockholders of the Company and the Full Note Conversion (as used herein, such term shall have meaning assigned thereto in that certain Amended and Restated Convertible Note Facility Agreement, dated as of March 3, 2017, by and among the Company and FT SOF VII Holdings LLC) having occurred, and to clarify the intended scope of certain limitations set forth in the Plan.

NOW, THEREFORE, BE IT RESOLVED, that, the Plan shall be amended as of June 15, 2017, subject to approval by the Company’s stockholders and the Full Note Conversion having occurred, as set forth below:

1. Paragraph II of the Plan is hereby amended by adding the following definition thereto in alphabetical order:

“Reverse Stock Split” means a reverse stock split of the shares of Common Stock at a ratio of one-for-four (1:4), such that every four (4) shares of Common Stock issued and outstanding on the effective date thereof is automatically reclassified and combined into one (1) share of Common Stock or any other reverse stock split that is approved by the stockholders.

“Second Amendment” means the Second Amendment to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, effective as of June 15, 2017.

2. The first sentence of Paragraph V(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 6,200,000 shares of Common Stock (subject to adjustment for the Reverse Stock Split), which is inclusive of shares of Common Stock issued as of or prior to the effective date of the Second Amendment pursuant to an Award under the Plan and/or the Prior Plan and shares of Common Stock that may be issuable after the effective date of the Second Amendment pursuant to an Award granted under the Plan or the Prior Plan, as applicable, prior to, on or after such effective date.”

3. The fourth sentence of Paragraph V(a) of the Plan is hereby clarified to include the phrase “solely with respect to Awards that are intended to qualify as “performance-based” compensation under section 162(m) of the Code:” so as to properly reflect the intended scope of the following limitations with the result that, as revised, the fourth sentence of Paragraph V(a) shall read as follows (with the clarification shown in bold underline):

“Notwithstanding any provision in the Plan to the contrary, solely with respect to Awards that are intended to qualify as “performance-based” compensation under section 162(m) of the Code: (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000 shares (subject to adjustment from time to time in accordance with the provisions of the Plan) and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any 12-month period may not exceed $1,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award.”

4. Paragraph XII(b) of the Plan is hereby amended by adding the phrase “(including, without limitation, the Reverse Stock Split)” immediately after the phrase “consolidation of shares of Common Stock” appearing therein.

FURTHER RESOLVED, that except as amended hereby, the Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

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